Exhibit 23.1.1






                         [Letterhead of Arthur Andersen]






                    Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the use of our reports dated February 7, 1997 and December 16, 1996 (and to all references to our Firm) included in or made part of this Registration Statement on Form S-1.



/s/ Arthur Andersen LLP
--------------------------
    Arthur Andersen

Chicago, Illinois
November 10, 1997